POWER OF ATTORNEY
        The undersigned, as a Section 16 reporting person of Arista Networks, Inc.,the Company, hereby constitutes and appoints Ita Brennan and Marc Taxay, the undersigneds true and lawful attorneys in fact to:
1.	complete and execute Forms 3, 4 and 5 and other forms
and all amendments thereto as such attorneys in fact shall
in their discretion determine to be required or advisable pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigneds ownership, acquisition or disposition of securities of the Company; and
2.	do all acts necessary in order to file such forms with
the Securities and Exchange Commission, any securities exchange or national association, the Company and such other person or agency as the attorneys in fact shall deem appropriate.
The undersigned hereby ratifies and confirms all that said attorneys in fact and agent shall do or cause to be done by virtue hereof. The undersigned acknowledges that the foregoing attorneys in fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigneds responsibilities to comply with Section 16 of the Securities
Exchange Act of 1933, as amended.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms
3, 4 and 5 with respect to the undersigneds holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Company and the foregoing attorneys in fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of
Attorney to be executed as of this 29th day of July, 2015.
Signature:   Mark Smith
Print Name:  Mark Smith